                                         EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                          CERTIFIED PUBLIC ACCOUNTANTS

Specialty Retail Group, Inc.
Westport, Connecticut



          We hereby consent to use in the Prospectus constituting a part of this Registration Statement of our report dated September 20, 1996, relating to the consolidated financial statements of Specialty Retail Group, Inc. which are contained in that Prospectus. Our report contains an explanatory paragraph regarding uncertainties as to the ability of the Company to continue as a going concern.

          We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                         /s/BDO Seidman, LLP
                                         -------------------
                                            BDO Seidman, LLP


New York, New York
October 15, 1996